Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Dunkin’ Brands Group, Inc. (the “Company”) on Form 10-K for the period ending December 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nigel Travis, as the Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: February 26, 2018

/s/ Nigel Travis
Nigel Travis* Chairman and Chief Executive Officer

*
A signed original of this written statement required by Section 906 has been provided to Dunkin’ Brands Group, Inc. and will be retained by Dunkin’ Brands Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.